As filed with the Securities and Exchange Commission on December 9, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	02-0430695
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9 Main Street, P.O. Box 9

Newport, New Hampshire 03773

(603) 863-0886

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen R. Theroux

Vice Chairman and President

9 Main Street, P.O. Box 9

Newport, New Hampshire 03773

(603) 863-0886

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard A. Schaberg, Esq.

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004

(202) 637-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering: Common Stock, $0.01 par value (2)
Preferred Stock, $0.01 par value (2)
Total Primary Offering (2)	$50,000,000.00	(3)	$50,000,000.00	$5,730.00(4)
Secondary Offering: Common Stock, $0.01 par value
Total Secondary Offering	58,588	$11.565(5)	$677,570.22(5)	$77.65(5)
Total (Primary and Secondary Offerings)			$50,677,570.22	$5,807.65

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers such additional shares of common stock as may become issuable to prevent dilution as a result of stock splits, stock dividends or similar transactions.
(2)	A presently indeterminable number or amount of the securities of each identified class as shall have an aggregate offering price not to exceed $50,000,000 are being registered as may, from time to time, be sold in primary offerings at indeterminate prices. Securities registered hereunder with respect to the primary offering may be sold separately, together or as units with other securities registered hereunder.
(3)	Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(4)	The amount of the registration fee for the primary offering has been calculated in accordance with Rule 457(o) under the Securities Act.
(5)	The amount is based on the average of the high and low prices of the registrant’s common stock on the NASDAQ Global Market on December 7, 2011 and is used solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

Subject To Completion, Dated December 9, 2011

PROSPECTUS

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

$50,000,000

Common Stock

Preferred Stock

58,588 Shares of Common Stock Offered by the Selling Shareholders

This prospectus relates to the public offer and sale from time to time together or separately, of common stock, par value $0.01 per share, and preferred stock in amounts, at prices and on other terms to be determined at the time of sale, up to an aggregate amount of $50.0 million, referred to as the “shelf securities.”

We may offer and sell the shelf securities, and the selling shareholders may offer and sell the resale shares, separately, together or as units, in separate classes or series, in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this prospectus. You should read this prospectus, the applicable prospectus supplement and other offering materials carefully before you invest.

In addition, the selling shareholders set forth in this prospectus under the heading “Selling Shareholders” beginning on page 11 may, from time to time, use this prospectus to sell in one or more offerings an aggregate of up to 58,588 shares of our common stock, referred to as “resale shares,” in the amount and at the time determined solely by the selling shareholders.

We and the selling shareholders may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” on page 20. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

We will not receive any proceeds from the sale of the resale shares covered by this prospectus, but we will receive proceeds from the sale of shelf securities. We are bearing all of the expenses in connection with this offering, but all selling and other expenses incurred by the selling shareholders, including commissions and discounts, if any, attributable to the sale or disposition of the resale shares, will be borne by them.

Our common stock is traded on the NASDAQ Global Market under the symbol “NHTB.” On December 7, 2011, the last sale price of our common stock as reported on the NASDAQ Global Market was $11.68 per share. On such date, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $59.7 million, which was calculated based on 5,832,360 shares of our common stock, of which approximately 719,157 shares of were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the shelf securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period so long as our market value remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our securities involves risks. See “Risk Factors” beginning on page 6. In addition, we may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

The securities to which this prospectus relates are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2011.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information from that contained in this prospectus or to make representations as to matters not stated in this prospectus. We and the selling shareholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted or legal. You should not assume that the information contained in this prospectus and the documents incorporated by reference herein is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration, or continuous offering, process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf process, we or any selling shareholders may, from time to time, sell any of the shelf securities or resale securities described in this prospectus in one or more offerings. Additionally, under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by us or one or more shareholders. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act, with respect to the shelf securities. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete description.

You should read this prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our” and “the Company” mean, collectively, New Hampshire Thrift Bancshares, Inc. and its subsidiaries and their predecessors.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act, with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement, including the exhibits and schedules to the registration statement and the reports, statements or other information we file with the SEC, may be examined and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549. Information about the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0300. Our SEC filings, including the registration statement, are also available to you on the SEC’s website (www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We maintain a website at www.lakesunbank.com. Except as expressly stated herein, information contained on our website does not constitute a part of this prospectus and is not incorporated by reference herein.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC (except for portions of such reports which were deemed to be furnished and not filed):

•	our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 25, 2011;

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, filed with the SEC on May 16, 2011, August 12, 2011 and November 14, 2011, respectively; and

•	our Current Reports on Form 8-K filed with the SEC on May 16, 2011, June 10, 2011, August 29, 2011, October 13, 2011 and November 14, 2011.

All documents and reports filed by us subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents or reports (in each case, other than those documents or portions thereof which are deemed to be furnished and not filed). Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may obtain copies of these documents, other than exhibits, free of charge by contacting Laura Jacobi, Corporate Secretary, at our principal office, which is located at 9 Main Street, Newport, New Hampshire 03773, or by telephone at (603) 865-6029.

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in it, as well as any prospectus supplement that accompanies it, include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend our forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy, forecasted demographic and economic trends relating to our industry and similar matters are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or the negative of these terms or other comparable terminology.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	local, regional, national and international economic conditions and the impact they may have on the Company and its customers and our assessment of that impact;

•	volatility and disruption in national and international financial markets;

•	changes in the level of non-performing assets and charge-offs;

•	changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;

•	adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio;

•	inflation, interest rate, securities market and monetary fluctuations;

•	the timely development and acceptance of new products and services and perceived overall value of these products and services by users;

•	changes in consumer spending, borrowings and savings habits;

•	technological changes;

•	the ability to increase market share and control expenses;

•	changes in the competitive environment among banks, financial holding companies and other financial service providers;

•

the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Company and its subsidiaries must comply, including under the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act;

•

the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters;

•

the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; and

•	our success at managing the risks involved in the foregoing items.

Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus carefully, including the “Risk Factors” sections beginning on page 6 of this prospectus and in our periodic reports filed with the SEC, and our financial statements and the notes to our financial statements incorporated by reference in this prospectus, before making an investment decision.

Our Company

New Hampshire Thrift Bancshares, Inc., a Delaware holding company organized on July 5, 1989, is the parent company of Lake Sunapee Bank, fsb (the “Bank”), a federally chartered savings bank. The Bank was originally chartered by the State of New Hampshire in 1868 as the Newport Savings Bank. The Bank became a member of the Federal Deposit Insurance Corporation (“FDIC”) in 1959 and a member of the Federal Home Loan Bank of Boston in 1978. On December 1, 1980, the Bank was the first bank in the United States to convert from a state-chartered mutual savings bank to a federally-chartered mutual savings bank. In 1981, the Bank changed its name to “Lake Sunapee Savings Bank, fsb” and in 1994, refined its name to “Lake Sunapee Bank, fsb.” The Bank’s deposits are insured by the Deposit Insurance Fund of the FDIC.

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), enacted on July 21, 2010, the Office of Thrift Supervision was abolished as of July 21, 2011 and its powers and duties transferred to the Office of the Comptroller of the Currency (“OCC”) as to savings banks and other thrifts, and to the Federal Reserve Board as to the holding companies of thrifts. Therefore, the Company is now regulated by the Federal Reserve Board, and the Bank is regulated by the OCC.

Our profitability is derived primarily from the Bank. The Bank’s earnings in turn are generated from the net income from the earnings on its loan and investment portfolios less the cost of its deposit accounts and borrowings. These core revenues are supplemented by gains on sales of loans originated for sale, retail banking service fees, gains on the sale of investment securities and brokerage fees. The Bank passes on its earnings to us to the extent allowed by OCC regulations.

The Bank is a thrift institution established for the purposes of providing the public with a convenient and safe place to invest funds, for the financing of housing, consumer-oriented products and commercial loans, and for providing a variety of other consumer-oriented financial services. The Bank is a full-service community institution promoting the ideals of thrift, security, home ownership and financial independence for its customers. The Bank’s operations are conducted from its home office located in Newport, New Hampshire and its branch offices located in Sunapee, Newbury, New London, Bradford, Grantham, Guild, Lebanon, West Lebanon, Hillsboro, Peterborough, Andover, Claremont, Enfield, and Milford, New Hampshire, and Brandon, Pittsford, Rutland, West Rutland, and Woodstock, Vermont.

The Bank has three subsidiaries, Lake Sunapee Financial Services Corporation, which offers brokerage services, Lake Sunapee Group, Inc., which owns and maintains all buildings and investment properties, and McCrillis & Eldredge Insurance, Inc., which is a full-line independent insurance agency which offers a complete range of commercial insurance services and consumer products, including life, health, auto, and homeowner insurances.

Principal Executive Office

Our principal executive offices are located at 9 Main Street, Newport, New Hampshire 03773, and our telephone number at that address is (603) 863-0886. We maintain a website at www.lakesunbank.com. Except as expressly stated herein, information contained on our website does not constitute a part of this prospectus and is not incorporated by reference herein.

The Offering

Common stock and preferred stock to be offered by us	Up to $50.0 million of common stock and preferred stock in any combination from time to time together, separately or as units, in amounts, at prices, and on other terms to be determined at the time of sale.

Common stock to be offered by the selling shareholders	58,588 shares of common stock

Use of proceeds	Except as may be otherwise set forth in any prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of shelf securities for working capital and other general corporate purposes. Pending these uses, the net proceeds may also be temporarily invested in short-term obligations. We will not receive any proceeds from the sale of the resale shares covered by this prospectus.

Risk factors	An investment in our securities involves certain risks. You should carefully consider the risks described under “Risk Factors” beginning on page 6 of this prospectus, as well as other information incorporated by reference in this prospectus before making an investment decision.

NASDAQ Global Market trading symbol	NHTB

RISK FACTORS

An investment in our securities is subject to numerous risks, including those listed below. You should carefully consider these risks, along with information provided elsewhere in this prospectus and in the documents we incorporate by reference into this prospectus, before investing in our securities. These risks could have a material adverse effect on our business or future financial condition, operating results and cash flows and could cause our actual results to vary materially from recent results or from our anticipated future results. Due to the risks to which our business and future financial performance are subject, you could lose part or all of your investment in our common stock.

Risks Related to Our Business and Industry

Changes in local economic conditions may affect our business.

Our current market area is principally located in Merrimack, Sullivan, Hillsboro, and Grafton Counties, which are located in west-central New Hampshire. Future growth opportunities depend on the growth and stability of the regional economy and our ability to expand our market area. A downturn in the local economy may limit funds available for deposit and may negatively affect borrowers’ ability to repay their loans on a timely basis, both of which could have an impact on our profitability and business.

Increases to the allowance for loan losses may cause our earnings to decrease.

Our business is subject to periodic fluctuations based on national and local economic conditions. These fluctuations are not predictable, cannot be controlled and may have a material adverse impact on our operations and financial condition. The current economic uncertainty will more than likely affect employment levels and could impact the ability of our borrowers to service their debt. Bank regulatory agencies also periodically review our allowance for loan losses and may require an increase in the provision for loan losses or the recognition of further loan charge-offs, based on judgments different than those of management. In addition, if charge-offs in future periods exceed the allowance for loan losses, we may need, depending on an analysis of the adequacy of the allowance for loan losses, additional provisions to increase the allowance for loan losses. Any increases in the allowance for loan losses will result in a decrease in net income and, possibly, capital, and may have a material adverse effect on our financial condition and results of operations. We may suffer higher loan losses as a result of these factors and the resulting impact on our borrowers.

Changes in interest rates and spreads could have an impact on earnings and results of operations.

Our consolidated earnings and financial condition are dependent to a large degree upon net interest income, which is the difference between interest earned from loans and investments and interest paid on deposits and borrowings. The narrowing of interest rate spreads could adversely affect our earnings and financial condition. We cannot predict with certainty or control changes in interest rates. Regional and local economic conditions and the policies of regulatory authorities, including monetary policies of the Federal Reserve Board, affect interest income and interest expense. While we have ongoing policies and procedures designed to manage the risks associated with changes in market interest rates, changes in interest rates still may have an adverse effect on our profitability. For example, high interest rates could affect the amount of loans that we can originate, because higher rates could cause customers to apply for fewer mortgages, or cause depositors to shift funds from accounts that have a comparatively lower cost to accounts with a higher cost, or experience customer attrition due to competitor pricing. If the cost of interest-bearing deposits increases at a rate greater than the yields on interest-earning assets increase, net interest income will be negatively affected. Changes in the asset and liability mix may also affect net interest income. Similarly, lower interest rates cause higher yielding assets to prepay and floating or adjustable rate assets to reset to lower rates. If we are not able to reduce our funding costs sufficiently, due to either competitive factors or the maturity schedule of existing liabilities, then our net interest margin will decline.

Strong competition within our industry and market area could limit our growth and profitability.

We face substantial competition in all phases of our operations from a variety of different competitors. Future growth and success will depend on the ability to compete effectively in this highly competitive environment. We compete for deposits, loans and other financial services with a variety of banks, thrifts, credit unions and other financial institutions as well as other entities which provide financial services. Some of the financial institutions and financial services organizations with which we compete are not subject to the same degree of regulation. Many competitors have been in business for many years, have established customer bases, are larger, and have substantially higher lending limits. The financial services industry is also likely to become more competitive as further technological advances enable more companies to provide financial services. These technological advances may diminish the importance of depository institutions and other financial intermediaries in the transfer of funds between parties.

We are subject to extensive government regulation and supervision, which may interfere with our ability to conduct our business and may negatively impact our financial results.

We, primarily through Bank and certain non-bank subsidiaries, are subject to extensive federal and state regulation and supervision. Banking regulations are primarily intended to protect depositors’ funds, federal deposit insurance funds and the banking system as a whole, not shareholders. These regulations affect our lending practices, capital structure, investment practices, dividend policy and growth, among other things. Congress and federal regulatory agencies continually review banking laws, regulations and policies for possible changes. Changes to statutes, regulations or regulatory policies, including changes in interpretation or implementation of statutes, regulations or policies, could affect us in substantial and unpredictable ways. Such changes could subject us to additional costs, limit the types of financial services and products, and/or limit pricing able to be charged on certain banking services, among other things. Failure to comply with laws, regulations or policies could result in sanctions by regulatory agencies, civil money penalties and/or reputation damage, which could have a material adverse effect on our business, financial condition and results of operations. While we have policies and procedures designed to prevent any such violations, there can be no assurance that such violations will not occur.

Recent legislative reforms may result in our business becoming subject to significant and extensive additional regulations and/or can adversely affect our results of operations and financial condition.

On July 21, 2010, the President signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). This law has significantly changed the current bank regulatory structure and affected the lending, deposit, investment, trading and operating activities of financial institutions and their holding companies. The Dodd-Frank Act requires various federal agencies to adopt a broad range of new rules and regulations, and to prepare various studies and reports for Congress. The federal agencies are given significant discretion in drafting such rules and regulations. The process remains ongoing and with market litigation and continued legislative efforts, many of the details and much of the impact of the Dodd-Frank Act may not be known for months or years.

As a result of the Dodd-Frank Act, on July 21, 2011, the primary regulator of the Company and the Bank, the OTS, was abolished and its rights and duties were transferred to the Federal Reserve, as to savings and loan holding companies such as the Company, and to the OCC, as to savings banks such as the Bank. The Dodd-Frank Act also created a new consumer financial protection bureau (“CFPB”) as an independent part of the Federal Reserve, which now has authority to issue regulations implementing numerous consumer laws, to which we will be subject. As a result of the change in our regulators and the creation of the CFPB, we may be subject to new or different regulations in the future.

It is difficult to predict at this time with specificity the full range of the impact the Dodd-Frank Act and the implementing rules and regulations remaining to be written will have on the Corporation. The Dodd-Frank Act substantially increases regulation of the financial services industry and imposes restrictions on the operations and general ability of firms within the industry to conduct business consistent with historical practices. We will have to apply resources to ensure that we are in compliance with all applicable provisions of the Dodd-Frank Act and any implementing rules, which may increase our costs of operations and adversely impact our earnings.

We depend on our executive officers and key personnel to continue the implementation of our long-term business strategy and could be harmed by the loss of their services.

Management believes that our continued growth and future success will depend in large part upon the skills of the management team. The competition for qualified personnel in the financial services industry is intense, and the loss of key personnel or an inability to continue to attract, retain and motivate key personnel could adversely affect the business. We cannot assure you that we will be able to retain existing key personnel or attract additional qualified personnel. The loss of the services of one or more of our executive officers and key personnel could impair our ability to continue to develop our business strategy.

Our controls and procedures may fail or be circumvented, which may result in a material adverse effect on our business.

Management regularly reviews and updates our internal controls, disclosure controls and procedures, and corporate governance policies and procedures. Any system of controls, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, not absolute, assurances that the objectives of the system are met. Any failure or circumvention of the controls and procedures or failure to comply with regulations related to controls and procedures could have a material adverse effect on our business, results of operations and financial condition.

New lines of business or new products and services may subject us to additional risks. A failure to successfully manage these risks may have a material adverse effect on our business.

From time to time, we may implement new lines of business, offer new products and services within existing lines of business or shift focus on our asset mix. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new products and services and/or shifting focus of asset mix, we may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new products or services may not be achieved and price and profitability targets may not prove feasible. External factors, such as compliance with regulations, competitive alternatives, and shifting market preferences, may also impact the successful implementation of a new line of business or a new product or service. Furthermore, any new line of business and/or new product or service could have a significant impact on the effectiveness of our system of internal controls. Failure to successfully manage these risks in the development and implementation of new lines of business or new products or services could have a material adverse effect on our business, results of operations and financial condition.

Risks Related to the Ownership of Our Common Stock

The price of our common stock may fluctuate significantly, which may make it difficult for investors to resell shares of common stock at time or prices they find attractive.

Our stock price may fluctuate significantly as a result of a variety of factors, many of which are beyond our control. These factors include, in addition to those described in the section titled “Cautionary Statement About Forward Looking Statements”:

•	actual or anticipated quarterly fluctuations in our operating results and financial condition;

•	changes in financial estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to us or other financial institutions;

•	speculation in the press or investment community generally or relating to our reputation or the financial services industry;

•	strategic actions by us or our competitors, such as acquisitions, restructurings, dispositions or financings;

•	fluctuations in the stock price and operating results of our competitors;

•	future sales of our equity or equity-related securities;

•	proposed or adopted regulatory changes or developments;

•	anticipated or pending investigations, proceedings, or litigation that involve or affect us;

•	domestic and international economic factors unrelated to our performance; and

•	general market conditions and, in particular, developments related to market conditions for the financial services industry.

In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, notwithstanding our operating results. We expect that the market price of our common stock will continue to fluctuate and there can be no assurances about the levels of the market prices for our common stock.

We may issue additional equity securities, or engage in other transactions which dilute our book value or affect the priority of the common stock, which may adversely affect the market price of our common stock.

Our board of directors may determine from time to time that we need to raise additional capital by issuing additional shares of our common stock or other securities. We are not restricted from issuing additional shares of common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future offerings, or the prices at which such offerings may be affected. Such offerings could be dilutive to common shareholders. New investors also may have rights, preferences and privileges that are senior to, and that adversely affect, our then current common shareholders.

Additionally, if we raise additional capital by making additional offerings of debt or preferred equity securities, upon liquidation, holders of our debt securities and shares of preferred stock, and lenders with respect to other borrowings, will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

We may not be able to pay dividends in the future in accordance with past practice.

We currently pay a quarterly dividend to our shareholders. However, we are dependent primarily upon the Bank for its earnings and funds to pay dividends on our common stock. The payment of dividends also is subject to legal and regulatory restrictions. Any payment of dividends in the future will depend, in large part, on the Bank’s earnings, capital requirements, financial condition and other factors considered relevant by the board of directors.

Our Certificate of Incorporation and bylaws may prevent a transaction you may favor or limit growth opportunities, which could cause the market price of our common stock to decline.

Certain provisions of our Certificate of Incorporation and bylaws and applicable provisions of Delaware or federal law and regulations may delay, inhibit or prevent an organization or person from gaining control of us through a tender offer, business combination, proxy contest or some other method, even though you might be in favor of the transaction.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of shelf securities for general corporate purposes, including:

•	expansion of the business;

•	investments in our subsidiary bank as regulatory capital to fund growth;

•	financing of possible acquisitions;

•	refinancing, reduction or repayment of debt; and

•	investments at the holding company level.

The prospectus supplement with respect to an offering of the shelf securities may identify different or additional uses for the proceeds of that offering. Pending the application of the net proceeds, we expect to temporarily invest the proceeds from the sale of shelf securities in short-term obligations.

We will not receive any of the proceeds from the sale of resale shares offered by the selling shareholders. We are registering these shares for sale to provide the selling shareholders with freely tradable securities, but the registration of the shares does not necessarily mean that any of them will actually be offered or sold.

SELLING SHAREHOLDERS

On November 10, 2011, we completed the purchase of all of the outstanding shares of capital stock of McCrillis & Eldredge Insurance, Inc. for cash and 58,588 unregistered shares of our common stock. These shares are subject to registration rights that require us to file a registration statement for the resale of these shares with the SEC within 30 days of the closing of the transaction.

The shares offered under this prospectus may be sold from time to time for the account of the selling shareholders named in the following table. The table also contains information, to our knowledge, regarding each selling shareholder’s beneficial ownership of shares of our common stock as of December 7, 2011, and as adjusted to give effect to the assumed sale of all of the shares registered hereby. As of December 7, 2011, we had 5,832,360 shares of common stock outstanding. Except as otherwise indicated, each person shown in the table has sole voting and investment power with respect to the shares of common stock listed next to their name.

	Shares Beneficially Owned Before Offering			Shares Beneficially Owned After Offering (1)
Name	Number of Shares	Percentage	Number of Shares Offered	Number of Shares	Percentage
J. David McCrillis	24,551	*	24,551	—	—
Christopher C. Eldredge	30,689	*	30,689	—	—
Linda D. Rice	3,348	*	3,348	—	—

	58,588		58,588	—

*	Less than 1%.
(1)	Assumes the sale of all the shares offered hereby. This registration statement also covers any additional shares of common stock which become issuable in connection with the shares registered for resale hereby by reason of any stock dividend, stock split, recapitalizations or other similar transaction effected without the receipt of consideration which results in an increase in the outstanding shares of our common stock.

DESCRIPTION OF COMMON STOCK

The following description is a general summary of the terms of our common stock. The description below does not purport to be complete and is subject to and qualified in its entirety by reference to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and Amended & Restated Bylaws, as amended (the “Bylaws”). The description herein does not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our Certificate of Incorporation and Bylaws because they, and not the summaries, define the rights of holders of shares of our common stock. You can obtain copies of our Certificate of Incorporation and Bylaws by following the directions under the heading “Where You Can Find More Information.”

General

Our Certificate of Incorporation provides the authority to issue 10,000,000 shares of common stock, par value $0.01 per share. As of December 7, 2011, 5,832,360 shares of common stock were issued and outstanding, and we had outstanding stock options granted to directors, officers and other employees for 62,341 shares of our common stock.

Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock. Our common stock is non-withdrawable capital, is not of an insurable type and is not insured by the FDIC or any other governmental entity.

Voting Rights

Each holder of shares of our common stock is entitled to one vote for each share held by such holder, including the election of directors. There are no cumulative voting rights in the election of directors. The Certificate of Incorporation, however, provides that any person who acquires more than 10% of our stock without approval of the board of directors and the applicable regulatory agency is not entitled to vote any of the shares held in excess of the 10% limit.

Liquidation Rights

In the event of any liquidation, dissolution, or winding up of the Company, the holders of our common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Company available for distribution remaining after: (i) payment or provision for payment of our debts and liabilities; and (ii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Company.

Dividends

The holders of our common stock and any class or series of stock entitled to participate with the holders of our common stock are entitled to receive dividends declared by our board of directors out of any assets legally available for distribution. The board may not declare, and we may not pay, dividends or other distributions, unless we have paid or the board has declared or set aside all accumulated dividends and any sinking fund, retirement fund or other retirement payments on any class of stock having preference as to payments of dividends over our common stock. As a holding company, our ability to pay distributions is affected by the ability of our subsidiaries to pay dividends. The ability of our bank subsidiary, and our ability, to pay dividends in the future is, and could in the future be further, influenced by bank regulatory requirements and capital guidelines.

No Preemptive Right; Fully Paid and Non-Assessable

The holders of our common stock have no preemptive or conversion rights for any shares that may be issued. Our common stock is not subject to additional calls or assessments, and all shares of our common stock currently outstanding are fully paid and nonassessable. All shares of common stock offered pursuant to a prospectus supplement, or issuable upon conversion, exchange or exercise of preferred stock or other convertible securities, will, when issued, be fully paid and non-assessable, which means that the full purchase price of the shares will have been paid and the holders of the shares will not be assessed any additional monies for the shares.

Classified Board

Our Certificate of Incorporation provides for the division of our board of directors into three classes of directors, each class as nearly as equal as possible, with each serving staggered, three-year terms.

Amendments

Except as otherwise required by law, no amendment, addition, alteration, change or repeal of our Certificate of Incorporation may be made, unless such is first proposed by our board of directors, and thereafter approved by the shareholders by a majority of the total votes eligible to be cast at a legal meeting; provided, however, that the provisions regarding business combinations may be amended only by the affirmative vote of at least 75% of the shares entitled to vote on the matter. The board of directors or the shareholders may from time to time amend the Bylaws of the Company with the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors called for such purpose. The Bylaws may also be amended by shareholders with the affirmative vote of at least two-thirds of the total votes eligible to be voted at a duly constituted meeting of shareholders called for such purpose.

Acquisitions and Offers for Control

Our Certificate of Incorporation requires that if any individual, firm, corporation or other entity seeks to acquire the sole or shared power to vote or to direct the voting of, or to dispose of or to direct the disposition of, 10% or more of our outstanding shares of capital stock entitled to vote generally in the election of directors, such acquisition must be approved by holders of at least two-thirds of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class; provided, however that such approval is not required if such acquisition has been approved by at least two-thirds of the directors then in office. In addition, prior to such acquisition, such individual, firm, corporation or other entity must obtain all required federal regulatory approvals for such acquisition.

Our Certificate of Incorporation also provides that no individual, firm, corporation or other entity may, alone or based on shared power, make any offer to buy or acquire, any solicitation of an offer to sell, any tender offer for, or any request or invitation for tender of, 10% or more of our outstanding shares of capital stock generally entitled to vote for directors without either:

(1)	receiving the approval of at least two-thirds of our directors then in office; or

(2)	obtaining approval from the appropriate federal regulatory authorities pursuant to applicable laws and regulations.

Business Combinations with Interested Shareholders

Our Certificate of Incorporation requires that business combinations between the Company or any majority-owned subsidiary of the Company and (i) a 10% or more shareholder (including affiliates of the Company that held shares representing 10% or greater voting power within the two-year period immediately prior to the date of determination), (ii) an assignee or a successor that held shares representing 10% or greater voting power within the two-year period immediately prior to the date of determination, which shares were acquired other than through a public offering, such shareholder described in subsection (i) and (ii) referred to collectively as the “interested shareholder,” or (iii) an affiliate of an interested shareholder, be approved either by:

(1)	at least (i) 75% of the total voting power and (ii) a majority, excluding all shares of capital stock held by the interested shareholder, of the total voting power, of outstanding shares of capital stock entitled to vote generally in the election of directors;

(2)	at least a majority of our continuing directors, which means those directors unaffiliated with the interested shareholder and serving before the interested shareholder became an interested shareholder; or

(3)	meet specified price and procedure requirements that provide for consideration per share generally equal to or greater than that paid by the interested shareholder when it acquired its block of stock.

The types of business combinations with an interested shareholder covered by this provision include:

•	any merger, consolidation or share exchange;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets having an aggregate fair market value of $1,000,000 or more;

•	any issuance or transfer of equity securities having an aggregate fair market value of $1,000,000 or more;

•	the adoption of any plan or proposal of liquidation proposed by or on behalf of an interested shareholder; or

•

any reclassification of securities, recapitalization of the Company or any merger or consolidation of the Company with any of its subsidiaries or any other transaction which has the effect of increasing the proportionate ownership of the interested shareholder.

These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.

Anti-Greenmail

Our Certificate of Incorporation provides that any direct or indirect purchase or other acquisition by us of any of our voting stock from a beneficial owner of more than 5% of our common stock who has been the beneficial owner of such common stock for less than two years shall require the vote of at least a majority of the total number of the outstanding voting stock, excluding shares held by such beneficial owner, except with respect to a purchase or other acquisition of voting stock made as part of a tender or exchange offer on the same terms from all holders of the same class of voting stock and complying with the applicable requirements of the Exchange Act and the rules and regulations thereunder or with respect to any purchase of voting stock determined by the board of directors to not exceed the fair market value of the voting stock.

Business Combination Statutes and Provisions.

Section 203 of the Delaware General Corporation Law prohibits business combinations, including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary, with an interested shareholder, which is someone who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested shareholder, unless:

•	the transaction that caused the person to become an interested stockholder was approved by the board of directors of the target prior to the transaction;

•

after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including (a) shares held by persons who are both officers and directors of the issuing corporation and (b) shares held by specified employee benefit plans;

•	the business combination is approved by the board of directors and holders of at least two-thirds of the outstanding voting stock, excluding shares held by the interested stockholder; or

•

the transaction is one of certain business combinations that are proposed after the corporation had received other acquisition proposals and that are approved or not opposed by a majority of certain continuing members of the board of directors, as specified in the Delaware General Corporation Law.

Neither our Certificate of Incorporation or our Bylaws contains an election, as permitted by Delaware law, to exempt us from the requirements of Section 203.

NASDAQ Listing

Our common stock is listed on the NASDAQ Global Market under the symbol “NHTB.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Registrar & Transfer Company.

DESCRIPTION OF PREFERRED STOCK

The following description is a general summary of the terms of the preferred stock which we may issue. The description below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our Certificate of Incorporation, the applicable certificate of designation to our Certificate of Incorporation determining the terms of the related series of preferred stock, and our Bylaws. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our Certificate of Incorporation, the applicable certificate of designation and our Bylaws, because they, and not the summaries, define your rights as holders of shares of our common stock. You can obtain copies of our Certificate of Incorporation and Bylaws by following the directions under the heading “Where You Can Find More Information.”

General

We are authorized to issue up to 2,500,000 shares of preferred stock, par value $0.01 per share. As of December 7, 2011, 20,000 shares of Non-Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock” were issued and outstanding. Our Certificate of Incorporation, subject to limitations prescribed in our Certificate of Incorporation and subject to limitations prescribed by Delaware law, authorizes the board of directors, from time to time adopted and by filing a certificate pursuant to the applicable law of the State of Delaware, to provide for the issuance of one or more classes of preferred stock, which shall be separately identified. As a result of its broad discretion with respect to the creation and issuance of preferred stock without shareholder approval, the board of directors could adversely affect the voting power of the holders of common stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of the Company.

Terms of the Preferred Stock That We May Offer and Sell to You

You should refer to the prospectus supplement relating to the class or series of preferred stock being offered for the specific terms of that class or series, including:

•	the distinctive serial designation and the number of shares constituting such series;

•

the dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

•	the voting powers, full or limited, if any, of shares of such series;

•	whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

•	the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Company;

•

whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

•

whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Company and, if so, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

•	the price or other consideration for which the shares of such series shall be issued; and

•

whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

Ranking

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Company, rank:

•	senior to all classes or series of our common stock and to all equity securities the terms of which specifically provide that the equity securities rank junior to the preferred stock being offered;

•	equally with all equity securities issued by us other than those referred to in the first and last bullet points of this subheading; and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities rank senior to the preferred stock being offered.

For purposes of this subheading, the term “equity securities” does not include convertible debt securities.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to shareholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as we will set forth in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates determined by our board of directors.

Distributions on any class or series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a distribution payable on a distribution payment date on any class or series of preferred stock for which distributions are non-cumulative, then the holders of that class or series of preferred stock will have no right to receive a distribution in respect of the distribution period ending on that distribution payment date, and we will have no obligation to pay the distribution accumulated for that period, whether or not distributions on that series are declared payable on any future distribution payment date.

If any shares of the preferred stock of any class or series are outstanding, no full dividends will be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, equally with or junior to the preferred stock of the class or series for any period unless all required dividends are paid. The phrase “all required dividends are paid” when used in this prospectus with respect to class or series of preferred stock means that:

•

if the class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for payment for all past dividend periods and the then current dividend period, or

•

if the class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for the payment for the then current dividend period.

When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking equally as to dividends with the preferred stock of the class or series, all dividends declared upon shares of preferred stock of the class or series and any other class or series of preferred stock ranking equally as to dividends with the preferred stock will be declared equally so that the amount of dividends declared per share on the preferred stock of the class or series and the other class or series of preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of the class or series, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have cumulative dividend, and the other class or series of preferred stock bear to each other. No interest, sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of the class or series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends, other than in common stock or other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of the Company, will be declared or paid or set aside for payment or other distribution will be declared or made upon the common stock or any of our other stock ranking junior or equally with the preferred stock of the class or series as to dividends or upon liquidation, nor will any common stock or any of our other capital stock ranking junior to or equally with preferred stock of the class or series as to dividends or upon liquidation, dissolution or winding-up of the Company be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any stock, by us except by conversion into or exchange for our other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of the Company.

Any dividend payment made on shares of a class or series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the class or series which remains payable.

Redemption

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.

The prospectus supplement relating to a class or series of preferred stock that is subject to mandatory redemption will specify the number of shares of the preferred stock that will be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon, which will not, if the preferred stock does not have a cumulative dividend, include an accumulation in respect of unpaid dividends for prior dividends periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of the preferred stock may provide that, if no stock will have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock will automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, unless provided otherwise for any class or series of preferred stock, unless all required dividends are paid:

•	no shares of the applicable class or series of preferred stock will be redeemed unless all outstanding shares of preferred stock of the class or series are simultaneously redeemed, and

•

we will not purchase or otherwise acquire directly or indirectly any shares of the applicable class or series of preferred stock, except by conversion into or exchange for stock of the Company ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of the Company, provided, however, that the above restrictions will not prevent the purchase or acquisition of shares of preferred stock of the class or series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of the class or series.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment will be made to the holders of any common stock or any other class or series of shares of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series or class of preferred stock will be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of our remaining assets. If, upon the voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of shares of our capital stock ranking equally with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other classes or series of shares of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions will have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.

For those purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, will not be deemed to constitute a liquidation, dissolution or winding up of the Company.

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law, or as otherwise provided in the certificate of designation or the resolutions establishing such series and as indicated in the applicable prospectus supplement.

Under the Delaware General Corporation Law, holders of outstanding shares of a series of preferred stock may be entitled to vote as a separate class on a proposed amendment to the terms of that series of preferred stock or our Certificate of Incorporation, if the amendment would:

(1)	increase or decrease the aggregate number of authorized shares of that series of preferred stock,

(2)	increase or decrease the par value of the shares of that series of preferred stock, or

(3)	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, in which case the approval of the proposed amendment would require the affirmative vote of at least a majority of the outstanding shares of that series of preferred stock.

Conversion Rights

The terms and conditions, if any, upon which any class or series of preferred stock are convertible into or exchangeable for other securities or rights of the Company or other issuers, including, without limitation, common stock, debt securities, trust preferred securities or another series of preferred stock, or any combination of the foregoing, will be set forth in the applicable prospectus supplement relating to the preferred stock. The terms will include the name of the issuer of the other securities or rights and the number or principal amount of the securities or rights into which the shares of preferred stock are convertible or exchangeable, the conversion or exchange price or rate or the manner of calculating the price, the conversion or exchange date(s) or period(s), provisions as to whether conversion or exchange will be at the option of the holders of the preferred stock or at the Company’s or other issuer’s option, the events requiring an adjustment of the conversion or exchange price or rate and provisions affecting conversion or exchange in the event of the redemption of the series of preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Registrar & Transfer Company.

PLAN OF DISTRIBUTION

General

We and the selling shareholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers;

•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus and the manner in which the selling shareholders may sell the securities, include, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We or the selling shareholders may also enter into hedging transactions. For example, we or the selling shareholders may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us or the selling shareholders, as applicable, to close out its short positions;

•	sell securities short and redeliver such shares to close out our or the selling shareholders’ short positions;

•

enter into option or other types of transactions that require us or the selling shareholders to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•

loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we or the selling shareholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others (including the selling shareholders) to settle such sales and may use securities received from us (or the selling shareholders) to close out any related short positions. We or the selling shareholders may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the selling shareholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We or the selling shareholders will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We or the selling shareholders may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we or the selling shareholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We or the selling shareholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We or the selling shareholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we or the selling shareholders may enter into agreements with such underwriters or agents pursuant to which we or the selling shareholders receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We or the selling shareholders may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We or the selling shareholders may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We or the selling shareholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We or the selling shareholders will enter into such delayed contracts only with institutional purchasers that we or the selling shareholders approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We or the selling shareholders may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than the common stock which is listed on the NASDAQ Global Market. If the shelf securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the shelf securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the shelf securities. We have no current plans for listing of the preferred stock on any securities exchange or quotation system; any such listing with respect to the preferred stock will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of common stock by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Fees and Commissions

In compliance with the guidelines of Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

LEGAL MATTERS

In connection with particular offerings of securities in the future, the validity of any securities offered by this prospectus from time to time will be passed upon for us by Hogan Lovells US LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, have been incorporated by reference herein on reliance on the reports of Shatswell, MacLeod & Company, P.C., an independent registered public accounting firm, and upon the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth an estimate (except in the case of the registration fee) of the costs and expenses, other than the underwriting discounts and commissions, to be incurred in connection with the issuance and distribution of the securities being registered. All costs and expenses set forth below shall be borne by us.

Item	Amount
SEC registration fee	$5,807.65
Legal fees and expenses	50,000
Accounting fees and expenses	10,000
Printing fees	5,000
Miscellaneous	5,000

Total	$75,807.65

Item 15.	Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged to be liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person, an incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

Article IX of the Company’s Bylaws requires the Company, among other things, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, and any appeal therein, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, trustee, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, and any appeal therein, if he acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similarly, the Company will indemnify such persons for expenses reasonably incurred and settlements reasonably paid in actions, suits, or proceedings brought by or in the right of the Company, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no indemnification will be made against expenses in respect of any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of duties to the Company or against amounts paid in settlement unless and only to the extent that there is a determination made by the appropriate party set forth in the Bylaws that the person to be indemnified is, in view of all the circumstances of the case, fairly and reasonably entitled to indemnity for such expenses or amounts paid in settlement.

The Company’s Bylaws also provide that the Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, employee or agent of the Company, or is or was serving at the Company’s request as a director, officer, trustee, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of the Bylaws. The Company currently maintains directors’ and officers’ liability insurance consistent with the provisions of Article IX of the Bylaws.

The Company has entered into Employment Agreements with each of Stephen W. Ensign and Stephen R. Theroux pursuant to which it has undertaken contractually to provide indemnification and insurance coverage in the manner described above.

Item 16.	Exhibits

The Exhibit Index included herewith is incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport, State of New Hampshire, on this 9th day of December, 2011.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

By:	/s/ Stephen W. Ensign
Stephen W. Ensign
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen W. Ensign and Stephen R. Theroux his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of December 9, 2011 by the following persons in the capacities indicated.

Signature	Title

/s/ Stephen W. Ensign	Chairman and Chief Executive Officer
Stephen W. Ensign

/s/ Stephen R. Theroux	Vice Chairman, President, Chief Operating Officer
Stephen R. Theroux

/s/ Laura Jacobi	Senior Vice President, Chief Financial Officer, Chief
Laura Jacobi	Accounting Officer and Corporate Secretary

/s/ Leonard R. Cashman	Director
Leonard R. Cashman

/s/ William C. Horn	Director
William C. Horn

/s/ Peter R. Lovely	Director
Peter R. Lovely

/s/ Jack H. Nelson	Director
Jack H. Nelson

Signature	Title

/s/ Michael T. Putziger	Director
Michael T. Putziger

/s/ Joseph B. Willey	Director
Joseph B. Willey

EXHIBIT INDEX

Exhibit No.	Description

3.1.1	Certificate of Incorporation of the Company (as amended) (filed as Exhibit 3.1.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Commission on March 25, 2011 and incorporated herein by reference).

3.1.2	Certificate of Designations establishing the rights of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 22, 2009 and incorporated herein by reference).

3.1.3	Certificate of Designations establishing the rights of the Company’s Non-Cumulative Perpetual Preferred Stock, Series B (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 29, 2011 and incorporated herein by reference).

3.2	Amended and Restated Bylaws of NHTB (as amended) (filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Commission on March 25, 2011 and incorporated herein by reference).

4.1	Form of Common Stock Certificate (filed as an exhibit to the Company’s Registration Statement on Form S-4 filed with the Commission on March 1, 1989 and incorporated herein by reference).

5.1	Opinion of Hogan Lovells US LLP

23.1	Consent of Shatswell, MacLeod & Company, P.C.

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page of this Registration Statement)